     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2003

                                                         REGISTRATION 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             AMKOR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               3674                              23-1722724
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                             1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                KENNETH T. JOYCE
                            CHIEF FINANCIAL OFFICER
                             AMKOR TECHNOLOGY, INC.
                             1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                               BRUCE M. MCNAMARA
                                PERKINS COIE LLP
                              101 JEFFERSON DRIVE
                           MENLO PARK, CA 94025-1114
                                 (650) 838-4300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE           OFFERING            AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED             REGISTERED(1)      PRICE PER UNIT(2)    OFFERING PRICE(2)           FEE
---------------------------------------------------------------------------------------------------------------------------------
7.75% Senior Notes due 2013..................     $425,000,000             100%             $425,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total........................................     $425,000,000                              $425,000,000          $34,382.50
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(2) Equals the aggregate principal amount of the securities being registered.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 10, 2003

PRELIMINARY PROSPECTUS

                             AMKOR TECHNOLOGY, INC.
                               OFFER TO EXCHANGE

                          7.75% SENIOR NOTES DUE 2013
     THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                       FOR ANY AND ALL OF ITS OUTSTANDING
                          7.75% SENIOR NOTES DUE 2013
      THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                             ---------------------
     Amkor Technology, Inc., a Delaware corporation, hereby offers to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $425 million in aggregate principal amount of its 7.75% senior notes due 2013, which we refer to as the "exchange notes," for the same principal amount of its outstanding 7.75% senior notes due 2013, which we refer to as the "original notes."

     The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will generally be freely transferable and do not contain certain terms with respect to liquidated damages. We will issue the exchange notes under the Indenture governing the original notes. For a description of the principal terms of the exchange notes, see "Description of the Notes."

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
          , 2003, UNLESS WE EXTEND THE OFFER. At any time prior to the expiration date, you may withdraw your tender of any original notes; otherwise, such tender is irrevocable. We will receive no cash proceeds from the exchange offer.

     The exchange notes constitute a new issue of securities for which there is no established trading market. Any original notes not tendered and accepted in the exchange offer will remain outstanding. To the extent original notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, original notes could be adversely affected. Following consummation of the exchange offer, the original notes will continue to be subject to their existing transfer restrictions and we will have no further obligations to provide for the registration of the original notes under the Securities Act of 1933, as amended (the "Securities Act"). We cannot guarantee that an active trading market will develop or give assurances as to the liquidity of the trading market for either the original notes or the exchange notes.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for original notes that were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. If any holder of the original notes notifies us prior to the 20th business day following the consummation of the exchange offer that it is prohibited by law or policy of the Securities and Exchange Commission (the "SEC") from participating in the exchange offer, that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales by it, or that it is a broker-dealer and holds original notes acquired directly from us or our affiliates, we will use commercially reasonable efforts to file with the SEC a shelf registration statement to register for public resale the original notes held by any such holder who provides us with certain information for inclusion in the shelf registration statement, such shelf registration statement to be effective by the SEC on or prior to 120 days after such obligation to file a shelf registration statement arises.

     INVESTING IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS. PLEASE READ "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

     This prospectus and the letter of transmittal are first being mailed to all
holders of the original notes on           , 2003.
                             ---------------------
     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003.

                          FORWARD-LOOKING INFORMATION

     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the federal securities laws, including but not limited to statements regarding: (1) the condition and growth of the industry in which we operate, including trends toward increased outsourcing, reductions in inventory and demand and selling prices for our services, (2) our anticipated capital expenditures and financing needs, (3) our belief as to our future capacity utilization rates, revenue, gross margins and operating performance and (4) other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in our Quarterly Report on Form 10-Q filed on May 9, 2003 under the heading "Risk Factors that May Affect Future Operating Performance." You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, as applicable, as of the date of any such document incorporated by reference herein. Moreover, in the future, we may make forward-looking statements about the matters described in this prospectus or about other matters concerning us.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, prospectuses and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     On           , 2003, we filed with the SEC a registration statement on Form
S-4 under the Securities Act, of which this prospectus is a part. This prospectus does not contain all the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or its web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

     The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and prior to effectiveness of the registration statement, and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer is completed:

     - Our Annual Report on Form 10-K/A for the year ended December 31, 2003, filed with the SEC on June 25, 2003;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 9, 2003; and

     - Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 31, April 23, April 29 and May 21, 2003.

     You can obtain any of the documents incorporated by reference through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding exhibits thereto unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

                             Amkor Technology, Inc.
                             1345 Enterprise Drive
                             West Chester, PA 19380
                                 (610) 431-9600
                           Attn: Corporate Secretary

     TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THESE DOCUMENTS NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Copies of the documents listed above are also available free of charge though our website (www.amkor.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with information different from that contained in this prospectus. We are offering to exchange original notes for exchange notes only in jurisdictions where such offer is permitted. You should not assume that the information in the incorporated documents, this prospectus or any prospectus supplement is accurate as of any other date other than the date on the front of these documents.

                             ---------------------

                               PROSPECTUS SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the additional documents to which we refer you, before making an investment decision. See "Where You Can Find More Information." In this prospectus, unless otherwise noted, "we," "our," "us," and "Amkor" refer to Amkor Technology, Inc. and its consolidated subsidiaries.

                             AMKOR TECHNOLOGY, INC.

     We are the world's largest subcontractor of semiconductor packaging and test services. We were incorporated in Delaware in 1997. The company has built a leading position by:

     - Providing a broad portfolio of packaging and test technologies and services;

     - Maintaining a leading role in the design and development of new package and test technologies;

     - Cultivating long-standing relationships with customers, including many of the world's leading semiconductor companies;

     - Developing expertise in high-volume manufacturing; and

     - Diversifying our operational scope by establishing production capabilities in China, Japan and Taiwan, in addition to long-standing capabilities in Korea and the Philippines.

     The semiconductors that we package and test for our customers ultimately become components in electric systems used in communications, computing, consumer, industrial, automotive and military applications. Our customers include, among others, Agilent Technologies, Atmel Corporation, Intel Corporation, LSI Logic Corporation, Mediatek Inc., Philips Electronics N.V., R.F. Microdevices, ST Microelectronics PTE, Sony Semiconductor Corporation and Toshiba Corporation. The outsourced semiconductor packaging and test market is very competitive. We also compete with the internal semiconductor packaging and test capabilities of many of our customers.

     Packaging and test are an integral part of the semiconductor manufacturing process. Semiconductor manufacturing begins with silicon wafers and involves the fabrication of electronic circuitry into complex patterns, thus creating individual chips on the wafers. The packaging process creates an electrical interconnect between the semiconductor chip and the system board. In packaging, the fabricated semiconductor wafers are cut into individual chips which are then attached to a substrate and encased in a protective material to provide optimal electrical and thermal performance. Increasingly, packages are custom designed for specific chips and specific end-market applications. The packaged chips are then tested using sophisticated equipment to ensure that each packaged chip meets its design specifications.

     We historically marketed the output of fabricated semiconductor wafers provided by a wafer fabrication foundry owned and operated by Anam Semiconductor, Inc. (ASI). On February 28, 2003, we sold our wafer fabrication services business to ASIand restated our historical results to reflect our wafer fabrication services segment as a discontinued operation.

                         SUMMARY OF THE EXCHANGE OFFER

     In May 2003, we completed a private offering of the original notes. We received aggregate net proceeds, before expenses and commissions, of $425 million from the sale of the original notes.

     In connection with the offering of original notes, we entered into a Registration Rights Agreement with the initial purchasers of the original notes in which we agreed to use commercially reasonable efforts to deliver to you this prospectus and to commence the exchange offer for the original notes within 210 days of their issuance. In the exchange offer, you are entitled to exchange your original notes for exchange notes, with substantially identical terms as the original notes. The exchange notes will be accepted for clearance through The Depository Trust Company ("DTC") and Clearstream Banking SA ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), with a new CUSIP and ISIN number and common code. You should read the discussion
under the heading "Description of the Notes" beginning on page   for more
information about the exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your original notes.

The Exchange Offer............   We are offering to exchange up to $425 million
                                 principal amount of the exchange notes for up to $425 million principal amount of the original notes. Original notes may only be exchanged in $1,000 increments.

                                 The terms of the exchange notes are identical in all material respects to those of the original notes except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes.

                                 Original notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of original notes that are not tendered for exchange is likely to be minimal.

                                 We will issue registered exchange notes on or promptly after the expiration of the exchange offer.

Expiration Date...............   The exchange offer will expire at 5:00 p.m. New
                                 York City time, on           , 2003, unless we
                                 decide to extend the expiration date. Please read "The Exchange Offer -- Extensions, Delay in Acceptance, Termination or Amendment" on page 15 for more information about extending the expiration date.

Withdrawal of Tenders.........   You may withdraw your tender of original notes
                                 at any time prior to the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any original notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange
Offer.........................   We will not be required to accept original
                                 notes for exchange:

                                 - if the exchange offer would be unlawful or
                                   would violate any interpretation of the SEC staff, or

                                 - if any legal action has been instituted or
                                   threatened that would impair our ability to proceed with the exchange offer.

                                 The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered. Please read "The Exchange Offer -- Conditions to the Exchange Offer" on page 16 for more information about the conditions to the exchange offer.

Procedures for Tendering
Original Notes................   If your original notes are held through DTC and
                                 you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                 - any exchange notes that you receive will be
                                   acquired in the ordinary course of your
                                   business,

                                 - you have no arrangement or understanding with
                                   any person to participate in the distribution of the original notes or the exchange notes,

                                 - you are not our "affiliate," as defined in
                                   Rule 405 under the Securities Act, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act,

                                 - if you are not a broker-dealer, you are not
                                   engaged in and do not intend to engage in the distribution of the exchange notes, and

                                 - if you are a broker-dealer that will receive
                                   exchange notes for your own account in
                                   exchange for original notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for
Beneficial Owner..............   If you own a beneficial interest in original
                                 notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the original notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery
Procedures....................   You must tender your original notes according
                                 to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures" on page 19 if any of the following apply:

                                 - you wish to tender your original notes but
                                   they are not immediately available,

                                 - you cannot deliver your original notes, the
                                   letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

                                 - you cannot comply with the applicable
                                   procedures under DTC's automated tender offer program prior to the expiration date.

Resales.......................   Except as indicated herein, we believe that the
                                 exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate and have no arrangement or
                                   understanding with any person to participate in the distribution of the exchange notes; and

                                 - you are not an affiliate of Amkor.

                                 Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.

                                 Each broker-dealer that is issued exchange notes for its own account in exchange for original notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. To the extent described in "Plan of Distribution" beginning on page 61, a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes.

United States Federal Income
Tax Considerations............   The exchange of original notes for exchange
                                 notes will not be a taxable exchange for United
                                 States federal income tax purposes. Please read
                                 "United States Federal Income Tax
                                 Considerations" on page      .

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes pursuant to the exchange offer. Except as described in "The
                                 Exchange Offer -- Transfer Taxes," we will pay certain expenses incident to the exchange offer.

Registration Rights...........   If we fail to complete the exchange offer as
                                 required by the Registration Rights Agreement, we may be obligated to pay additional interest to holders of the original notes. Please read
                                 "Description of the Notes -- Registration
                                 Rights; Liquidated Damages" beginning on page
                                 39 for more information regarding your rights as a holder of the original notes.

                               THE EXCHANGE AGENT

     We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                         U.S. BANK NATIONAL ASSOCIATION

    By Mail (Registered or         By Facsimile Transmission
           Certified             (Eligible Institutions Only):
 Mail Recommended) or Courier:
U.S. Bank National Association          (651) 244-1537               Confirm by Telephone:
   Corporate Trust Services     Attention: Specialized Finance          (651) 244-1197
     180 East Fifth Street
      St. Paul, MN 55101
Attention: Specialized Finance

                               THE EXCHANGE NOTES

     The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer, will not contain terms providing for liquidated damages if we fail to perform our registration obligations with respect to the original notes and, with limited exceptions, will not be entitled to registration rights under the Securities Act. The exchange notes will evidence the same debt as the original notes, and both the original notes and the exchange notes are governed by the same Indenture.

Issuer........................   Amkor Technology, Inc., a Delaware corporation.

Notes Offered.................   $425 million aggregate principal amount of
                                 7.75% exchange notes due 2013.

Maturity......................   May 15, 2013.

Interest Payment Dates........   May 15 and November 15 of each year, beginning
                                 on November 15, 2003.

Ranking.......................   The exchange notes will be our unsecured senior
                                 debt:

                                 - the exchange notes will be effectively
                                   subordinated to all our existing and future secured debt, including debt under the new senior secured credit facility, to the extent of such security, and to all existing and future debt and other liabilities of our subsidiaries, including trade payables;

                                 - the exchange notes will rank equally with all
                                   our existing and future unsecured senior debt including our 9.25% senior notes due 2008; and

                                 - the exchange notes will rank senior to all
                                   our existing and future debt that expressly provides that it is subordinated to the exchange notes, including our 10.50% senior subordinated notes due 2009, our 5.75% convertible subordinated notes due 2006 and our 5.00% convertible subordinated notes due 2007.

                                 Assuming we had completed the May 2003 note offering to which this exchange offer relates, redeemed our 9.25% senior notes due 2006, closed our new senior secured credit facility and repaid the Term B loan under our previous senior secured credit facility with the proceeds of the new senior secured credit facility, as if each had occurred as of March 31, 2003, the exchange notes would have been:

                                 - effectively subordinated to $170 million of
                                   senior secured debt and $272.6 million of indebtedness and other liabilities of our subsidiaries, including trade payables but excluding intercompany obligations;

                                 - ranked equally with $500 million of our 9.25%
                                   senior notes due 2008; and

                                 - senior to $708.8 million of subordinated
                                   debt, including our 10.50% senior
                                   subordinated notes due 2009, our 5.75%
                                   convertible subordinated notes due 2006 and our 5.00% convertible subordinated notes due 2007.

Redemption....................   We may redeem the exchange notes issued under
                                 the Indenture (as defined below), in whole or in part, beginning on May 15, 2008, at the redemption prices specified in this prospectus under "Description of the Notes -- Optional
                                 Redemption."

Change in Control.............   If we experience a change in control, we will
                                 be required to make an offer to repurchase the exchange notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase.
                                 For more detailed information, see "Description of the Notes -- Repurchase at the Option of Holder -- Offer to Repurchase Upon Change of
                                 Control."

Covenants.....................   We will issue the exchange notes under an
                                 indenture (the "Indenture") with U.S. Bank
                                 National Association, as Trustee. The Indenture will, among other things, restrict our ability and the ability of our subsidiaries to:

                                 - incur additional indebtedness;

                                 - pay dividends, repurchase stock, prepay
                                   subordinated debt and make investments and other restricted payments;

                                 - create restrictions on the ability of our
                                   subsidiaries to pay dividends or make other payments;

                                 - engage in sale and leaseback transactions;

                                 - create liens;

                                 - enter into transactions with affiliates; and

                                 - sell assets or merge with or into other
                                   companies.

                                 These covenants are subject to important exceptions that are described in the section entitled "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     You should carefully consider each of the following risks and uncertainties associated with our company and the exchange offer, as well as all the other information set forth in this prospectus or incorporated by reference into this prospectus, including the information set forth in our Quarterly Report on Form 10-Q filed on May 9, 2003, under the heading "Risk Factors that May Affect Future Operating Performance," which is specifically incorporated herein by reference.

RISKS RELATING TO THE EXCHANGE OFFER

 BECAUSE THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES, YOU MAY NOT BE ABLE TO SELL YOUR EXCHANGE NOTES

     The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their exchange notes; or

     - the price at which the holders would be able to sell their exchange notes.

     If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

     Any market-making activity in the exchange notes will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

     In addition, any original note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  YOUR ORIGINAL NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES

     We will issue exchange notes pursuant to the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.

 IF YOU DO NOT EXCHANGE YOUR ORIGINAL NOTES, YOUR ORIGINAL NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY BE UNABLE TO SELL YOUR OUTSTANDING ORIGINAL NOTES

     We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. If you do not exchange your original notes, you will lose your right to have your original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes. We have no obligation, except in limited circumstances, nor do we currently intend, to file an additional registration statement to cover the resale of original notes that did not tender in the exchange offer or to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

RISKS RELATED TO AN INVESTMENT IN THE NOTES

 THE FOLLOWING RISK FACTORS APPLY TO BOTH THE ORIGINAL NOTES AND THE EXCHANGE NOTES.

 HIGH LEVERAGE AND RESTRICTIVE COVENANTS -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES

     Substantial Leverage. We now have, and after this offering will continue to have, a significant amount of indebtedness. In addition, despite current debt levels, the terms of the indentures governing the notes and our other securities do not prohibit us or our subsidiaries from incurring substantially more debt. If new debt is added to our consolidated debt level, the related risks that we now face could intensify. The following table shows certain important financial data and credit ratios (assuming we had completed the May 2003 note offering to which this exchange offer relates, redeemed our 9.25% senior notes due 2006, closed our new senior secured credit facility and repaid the Term B loan under our previous senior secured credit facility with the proceeds of the new senior secured credit facility, as if each had occurred as of March 31, 2003):

                                                              AT MARCH 31, 2003
                                                              -----------------
                                                               (IN THOUSANDS)
Total debt, including current maturities....................     $1,873,378
Stockholders' equity(1).....................................        209,214
Ratio of total debt to stockholders' equity.................          8.95x

---------------

(1) We adjusted stockholders' equity of $240.8 million at March 31, 2003 by $31.6 million to reflect the 4.625% premium paid in connection with, and additional interest accruing prior to, the redemption of our 9.25% senior notes due 2006 and write-offs of unamortized deferred debt issuance costs associated with such notes and our previous senior secured credit facility.

     Covenants in the agreements governing our existing debt, and debt we may incur in the future, may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and payments, and encumber or dispose of assets. In addition, financial covenants contained in agreements relating to our existing and future debt could lead to a default in the event our results of operations do not meet our plans. A default under one debt instrument may also trigger cross-defaults under our other debt instruments. An event of default under any debt instrument, if not cured or waived, could have a material adverse effect on us.

     Our substantial indebtedness could have important consequences to holders of the notes. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures, research and development and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to service payments on our debt;

     - limit our flexibility to react to changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage to any of our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

     Ability to Service Debt. We cannot assure you that our business will generate cash in an amount sufficient to enable us to service our debt, including the notes, or to fund our other liquidity needs. We expect that substantial amounts of our debt will come due prior to the final maturity date of the notes, which we will be required to repay or refinance. Our 5.75% convertible subordinated note due 2006, our 5% convertible subordinated notes due 2007, our 9.25% senior note due 2008 and our 10.5% convertible subordinated notes due 2009 and amounts outstanding under our new senior secured credit facility will mature prior to the 2013 maturity date of the notes and will be payable in cash unless the holders of the convertible notes elect to convert the principal amount of such notes into our common stock. In addition, we may need to refinance all or a portion of our debt, including the notes, on or before maturity. In June 2003 we repurchased our 9.25% senior notes due 2006 using the proceeds of the May 2003 note offering to which this exchange offer relates. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

 EFFECTIVE SUBORDINATION OF THE NOTES TO LIABILITIES OF OUR SUBSIDIARIES -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES FROM FUNDS PROVIDED BY OUR SUBSIDIARIES IS JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF THE CREDITORS OF OUR SUBSIDIARIES

     We conduct a large portion of our operations through our subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our subsidiaries to make cash payments to us. We expect distributions from our subsidiaries to be a large source of funds for payment of interest on the notes. The claims of creditors (including trade creditors) of any subsidiary will generally have priority as to the assets of such subsidiary over the claims of the holders of the notes. In the event of a liquidation of any of our subsidiaries, our right to receive the assets of any such subsidiary (and the resulting right of the holders of the notes to participate in the distribution of the proceeds of those assets) will effectively be subordinated by operation of law to the claims of creditors (including trade creditors) of such subsidiary and holders of such subsidiary's preferred stock and any guarantees by such subsidiary of our indebtedness. In the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or any assignment for the benefit of our creditors or a marshaling of our assets or liabilities, holders of the notes may receive ratably less than other such creditors or interest holders. Assuming we had completed the May 2003 note offering to which this exchange offer relates, redeemed our 9.25% senior notes due 2006, closed the new senior secured credit facility and repaid the Term B loan under our previous senior secured credit facility with the proceeds of the new senior credit facility, as if each had occurred as of March 31, 2003, the notes would have been effectively subordinated to $272.6 million of indebtedness and other liabilities of our subsidiaries, including trade payables but excluding intercompany obligations.

 FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE, OR BE ABLE TO RAISE, THE FUNDS NECESSARY TO FINANCE AN OFFER TO REPURCHASE THE NOTES FOLLOWING A CHANGE OF CONTROL OR WE MAY BE PROHIBITED FROM DOING SO BY OUR SECURED CREDIT FACILITIES.

     Upon the occurrence of a change of control, we must offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchases of notes or that restrictions in our credit facilities or other debt agreements may not allow such repurchases.

 DIFFICULTIES IN ENFORCING JUDGMENTS IN FOREIGN JURISDICTIONS

     Since a large portion of our assets are located outside the U.S., any judgments obtained in the U.S. against us, including judgments with respect to the payment of principal, premium, interest, offer price, or other amounts payable with respect to the notes may be not collectible within the U.S. If holders of notes intend to enforce a judgment obtained in the U.S. against our assets located outside the U.S., they may be subject to additional procedures and other difficulties which would not be required for enforcement of such judgment in the U.S.

                               PRIVATE PLACEMENT

     We issued $425 million in principal amount of the original notes dated as of May 8, 2003 to the initial purchasers of those notes and received proceeds that after deducting expenses and commissions represented an aggregate of $416.2 million in net proceeds. We issued the original notes to the initial purchasers in a transaction exempt from or not subject to registration under the Securities Act. The initial purchasers then offered and resold the original notes to qualified institutional buyers in compliance with Rule 144A or non-U.S. persons in compliance with Regulation S under the Securities Act.

                                USE OF PROCEEDS

     We are making the exchange offer to satisfy our obligations under the original notes, the Indenture and the Registration Rights Agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of original notes. Any original notes that are properly tendered and accepted in the exchange offer will be canceled and retired and cannot be reissued.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

                                                           YEAR ENDED DECEMBER 31,
                                  THREE MONTHS ENDED   --------------------------------
                                    MARCH 31, 2003     2002   2001   2000   1999   1998
                                  ------------------   ----   ----   ----   ----   ----
Ratio...........................        --x(1)         --x(1) --x(1) 2.2x   2.3x   4.1x

---------------

(1) The ratio of earnings to fixed charges was less than 1:1 for the three months ended March 31, 2003. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $40.7 million of earnings in the three months ended March 31, 2003. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2002. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $564.3 million of earnings in the year ended December 31, 2002. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2001. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $438.5 million of earnings in the year ended December 31, 2001.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2003 (1) on a historical basis and (2) as adjusted to give effect to this offering, the redemption of our 9.25% senior notes due 2006, the closing of the new senior secured credit facility and the repayment of the Term B loan under our previous senior secured credit facility with the proceeds of the new senior secured credit facility, as if each had occurred as of March 31, 2003. You should read the as adjusted capitalization data set forth in the table below in conjunction with "Use of Proceeds," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the notes thereto, incorporated by reference into this Registration Statement.

                                                                 AT MARCH 31, 2003
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................  $  351,485   $  390,409
                                                              ==========   ==========
Long-term debt and short-term borrowings:
  Old senior secured credit facilities:
     Term B loan due September 2005, LIBOR plus 4.00%.......  $   96,868   $       --
     $100.0 million revolving line of credit due March 2005,
       LIBOR plus 3.75%.....................................          --           --
  New senior secured credit facilities:
     Term loan due January 2006, LIBOR plus 4.00%...........          --      170,000
     $30.0 million revolving line of credit due October
       2005, LIBOR plus 4.25%...............................          --           --
  9.25% Senior notes due May 2006...........................     425,000           --
  9.25% Senior notes due February 2008......................     500,000      500,000
  7.75% Senior notes due May 2013...........................          --      425,000
  10.50% Senior subordinated notes due May 2009.............     200,000      200,000
  5.75% Convertible subordinated notes due June 2006........     250,000      250,000
  5.00% Convertible subordinated notes due March 2007.......     258,750      258,750
  Other debt................................................      69,628       69,628
                                                              ----------   ----------
  Total debt................................................   1,800,246    1,873,378
                                                              ----------   ----------
Total stockholders' equity(1)...............................     240,811      209,214
                                                              ----------   ----------
Total capitalization........................................  $2,041,057   $2,082,592
                                                              ==========   ==========

---------------

(1) We adjusted stockholders' equity of $240.8 million at March 31, 2003 by $31.6 million to reflect the 4.625% premium to be paid in connection with, and additional interest accruing prior to, the redemption of our 9.25% senior notes due 2006 and write-offs of unamortized deferred debt issuance costs associated with such notes and our previous senior secured credit facility.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the original notes, we entered into a Registration Rights Agreement with the initial purchasers of the original notes. In that agreement, we agreed to file a registration statement relating to an offer to exchange the original notes for the exchange notes. We also agreed to use commercially reasonable efforts to have the SEC declare that registration statement effective by December 5, 2003. We are offering the exchange notes under this prospectus in an exchange offer for the original notes to satisfy our obligations under the Registration Rights Agreement. We refer to our offer to exchange the exchange notes for the original notes as the "exchange offer."

RESALE OF EXCHANGE NOTES

     Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each exchange note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act if:

     - you are not our affiliate within the meaning of Rule 405 under the Securities Act,

     - you acquire such exchange notes in the ordinary course of your business,

     - you do not intend to participate in the distribution of exchange notes, and

     - you are not a broker-dealer that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities.

     If you tender your original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you:

     - cannot rely on such interpretations of the SEC staff, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes.

     Unless an exemption from registration is otherwise available, the resale by any security holder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of exchange notes only as specifically described in this prospectus. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where that broker-dealer acquired such original notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer and accepted by us. Original notes may be tendered only in integral multiples of $1,000.

     The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

     As of the date of this prospectus, $425 million principal amount of original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the original notes. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act, and the SEC rules and regulations. Original notes that are not tendered for exchange in the exchange offer:

     - will remain outstanding,

     - will continue to accrue interest, and

     - will be entitled to the rights and benefits that holders have under the Indenture relating to the notes and, under limited circumstances, the Registration Rights Agreement.

     We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the Registration Rights Agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

     If you tender original notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "The Exchange Offer -- Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

     We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless at our sole discretion we extend the offer.

EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to their holders. During any such extensions, all original notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If any of the conditions described below under "The Exchange
Offer -- Conditions to the Exchange Offer" have not been satisfied with respect to the exchange offer, we reserve the right, at our sole discretion:

     - to extend the exchange offer,

     - to delay accepting for exchange any original notes, or

     - to terminate the exchange offer.

     We will give oral or written notice of such extension, delay or termination to the exchange agent. Subject to the terms of the Registration Rights Agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such extension, delay in acceptance, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the original notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

     Without limiting the manner in which we may choose to make public announcements of any extension, delay in acceptance, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for any original notes, and we may terminate the exchange offer as provided in this prospectus before accepting any original notes for exchange, if in our reasonable judgment:

     - the exchange offer, or the making of any exchange by a holder of the original notes, would violate applicable law or any applicable interpretation of the SEC staff, or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

     - the representations described under "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution," and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any original notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, non-acceptance, termination or amendment to the holders of the original notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times at our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

  HOW TO TENDER GENERALLY

     Only a holder of the original notes may tender such original notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or "DTC," described below.

     To complete a physical tender, a holder must:

     - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

     - mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date, and

     - deliver the original notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "The Exchange Agent" prior to the expiration date.

     To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such original notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

     The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

     If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either:

     - make appropriate arrangements to register ownership of the original notes in your name, or

     - obtain a properly completed bond power from the registered holder of your original notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

SIGNATURES AND SIGNATURE GUARANTEES

     You must have signatures on a letter of transmittal or a notice of withdrawal described below under "The Exchange Offer -- Withdrawal of Tenders" guaranteed by an eligible institution unless the original notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     - for the account of an eligible institution.

     An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

     If a person other than the registered holder of any original notes signs the letter of transmittal, the original notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the original notes. An eligible institution must guarantee that signature.

     If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     An agent's message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

     - DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering original notes that are the subject of such book-entry confirmation,

     - the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and

     - we may enforce the agreement against such participant.

DETERMINATIONS UNDER THE EXCHANGE OFFER

     We will determine at our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE EXCHANGE NOTES

     In all cases, we will issue exchange notes for original notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

     - original notes or a timely book-entry confirmation of transfer of such original notes into the exchange agent's account at DTC, and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

RETURN OF ORIGINAL NOTES NOT ACCEPTED OR EXCHANGED

     If we do not accept any tendered original notes for exchange for any reason described in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged original notes without expense to their tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any exchange notes you receive will be acquired in the ordinary course of your business,

     - you have no arrangement or understanding with any person to participate in the distribution of the original notes or the exchange notes within the meaning of the Securities Act,

     - you are not our affiliate, as defined in Rule 405 under the Securities Act, or, if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act,

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes, and

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your original notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your original notes but they are not immediately available or if you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

     - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

      - stating your name and address, the registered number(s) of your original notes and the principal amount of original notes tendered,

      - stating that the tender is being made thereby, and

      - guaranteeing that, within three Nasdaq trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent,

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three Nasdaq trading days after the expiration date.

     Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your original notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "The Exchange Agent," or

     - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the original notes to be withdrawn,

     - identify the original notes to be withdrawn, including the registration number or numbers and the principal amount of such original notes,

     - be signed by the person who tendered the original notes in the same manner as the original signature on the letter of transmittal used to deposit those original notes or be accompanied by documents of transfer sufficient to permit the Trustee to register the transfer in the name of the person withdrawing the tender, and

     - specify the name in which such original notes are to be registered, if different from that of the person who tendered the original notes.

     If original notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any original notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for the original notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn original notes by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering" at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

FEES AND EXPENSES

  WE WILL BEAR THE EXPENSES OF SOLICITING TENDERS. THE PRINCIPAL SOLICITATION IS BEING MADE BY MAIL; HOWEVER, WE MAY MAKE ADDITIONAL SOLICITATION BY FACSIMILE, EMAIL, TELEPHONE OR IN PERSON BY OUR OFFICERS AND REGULAR EMPLOYEES AND THOSE OF OUR AFFILIATES.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     - SEC registration fees for the exchange notes,

     - fees and expenses of the exchange agent and the Trustee,

     - accounting and legal fees,

     - printing costs, and

     - related fees and expenses.

TRANSFER TAXES

     If you tender your original notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of original notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered,

     - tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is imposed for any reason other than the exchange of original notes for exchange notes in the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your original notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the original notes. In general, you may not offer or sell the original notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the original notes under the Securities Act. We have no obligation to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

     The tender of original notes in the exchange offer will reduce the outstanding principal amount of the original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any original notes that you continue to hold.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes, except as required by the Registration Rights Agreement.

                            DESCRIPTION OF THE NOTES

     You can find the definitions of certain terms used in this description under the caption "-- Certain Definitions." In this description, the word "Amkor" refers only to Amkor Technology, Inc. and not to any of its Subsidiaries and the term "Notes" refers to both the original notes and the exchange notes.

     Amkor will issue the exchange notes under the Indenture (the "Indenture") between itself and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as described below under the caption "Available Information."

RANKING

     The Notes are:

     - general obligations of Amkor;

     - effectively subordinated in right of payment to existing and future secured debt, if any, including our obligations under our secured bank facilities, to the extent of such security, and to all existing and future debt and other liabilities of our subsidiaries, including trade payables;

     - equal in right of payment with all our existing and future unsecured senior debt, including our 9.25% senior notes due February 15, 2008; and

     - senior in right of payment to all our existing and future debt that expressly provides that it is subordinated to the Notes, including our 10.50% senior subordinated notes due 2009, our 5.75% convertible subordinated notes due 2006 and our 5.00% convertible subordinated notes due 2007.

     The Notes are "Designated Senior Debt" for purposes of the indentures governing our 10.50% senior subordinated notes due 2009, our 5.75% convertible subordinated notes due 2006 and our 5.00% convertible subordinated notes due 2007.

     Assuming we had completed the May 2003 note offering to which this exchange offer relates, redeemed our 9.25% senior notes due 2006, closed our new senior secured credit facility and repaid the Term B loan under our previous senior secured credit facility with the proceeds of the new senior secured credit facility, as if each occurred as of March 31, 2003, Amkor would have had total senior secured debt of $170 million on that date. In addition, our subsidiaries would have had total liabilities of approximately 272.6 million, including trade payables but excluding intercompany obligations. The Indenture will permit us to incur additional senior secured debt and subsidiary indebtedness.

     We conduct a large portion of our operations through our Subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our Subsidiaries to make cash payments to us. Payments from our Subsidiaries are expected to be a large source of funds for payment of interest on the Notes. The claims of creditors (including trade creditors) of any Subsidiary will generally have priority as to the assets of such Subsidiary over the claims of the holders of the Notes. In the event of a liquidation of any of our Subsidiaries, our right to receive the assets of any such Subsidiary (and the resulting right of the holders of the Notes to participate in the distribution of the proceeds of those assets) will effectively be subordinated by operation of law to the claims of creditors (including trade creditors) of such Subsidiary and holders of such Subsidiary's preferred stock and any Guarantees by such Subsidiary of Indebtedness of Amkor. If Amkor were a creditor of such Subsidiary or a holder of its preferred stock, we would be entitled to participate in the distribution of the proceeds of such Subsidiary's assets. Our claims would, however, remain subordinate to any Indebtedness or preferred stock of such Subsidiary that is senior in right of payment to the Indebtedness or preferred stock held by us. In the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or any assignment for the benefit of our creditors or a marshaling of our assets or liabilities, holders of the Notes may receive ratably less than other such creditors or interest holders.

     As of the date of the Indenture, all our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes will mature on May 15, 2013.

     Interest on the Notes will accrue at the rate of 7.75% per annum and will be payable semiannually in arrears on May 15 and November 15, commencing on November 15, 2003. Amkor will make each interest payment to the Holders of record of the Notes on the immediately preceding May 1 and November 1.

     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The interest rate on the Notes is subject to increase if Amkor does not file a registration statement relating to the exchange offer on a timely basis, if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under the caption "Registration Rights; Liquidated Damages."

     All references to interest on the Notes include any such Liquidated Damages that may be payable. Amkor will issue Notes in denominations of $1,000 and integral multiples of $1,000.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes will not be redeemable at the option of Amkor prior to May 15, 2008. Starting on that date, Amkor may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on May 15 of the years set forth below, and are expressed as percentages of principal amount:

REDEMPTION YEAR                                                PRICE
---------------                                               -------
2008........................................................  103.875%
2009........................................................  102.583%
2010........................................................  101.292%
2011 and thereafter.........................................  100.000%

REPURCHASE AT THE OPTION OF HOLDERS

  OFFER TO REPURCHASE UPON CHANGE OF CONTROL

     If a Change of Control occurs, each holder of the Notes will have the right to require Amkor to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's Notes pursuant to an offer made by Amkor (the "Change of Control Offer"). In the Change of Control Offer, Amkor will offer to make a payment (the "Change of Control Payment" in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase. Within 30 days following any Change of Control, Amkor will mail a notice to each holder of the Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. Amkor will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, Amkor will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Amkor.

     The Paying Agent will promptly mail to each holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     Amkor will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require Amkor to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that Amkor repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     Amkor will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Amkor and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Amkor and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the Notes to require Amkor to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all the assets of Amkor and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  OFFER TO REPURCHASE BY APPLICATION OF EXCESS PROCEEDS OF ASSET SALES

     Amkor will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) Amkor (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is determined by the Board of Directors;
     and

          (3) at least 75% of the consideration therefor received by Amkor or such Restricted Subsidiary is in the form of cash or other Qualified Proceeds.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Amkor may apply such Net Proceeds at its option:

          (1) to repay Permitted Bank Debt, and if such Permitted Bank Debt is revolving debt, to effect a corresponding commitment reduction thereunder;

          (2) to acquire all or substantially all the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure; or

          (4) to acquire any other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, Amkor may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding paragraph within 365 days of such Asset Sale will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10 million, Amkor will make an offer (the "Asset Sale Offer") to all holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Amkor may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     Amkor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Amkor's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Amkor or any of its Restricted Subsidiaries) or to the direct or indirect holders of Amkor's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Amkor or to Amkor or a Restricted Subsidiary of Amkor);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Amkor) any Equity Interests of Amkor or any direct or indirect parent of Amkor or any Restricted Subsidiary of Amkor (other than any such Equity Interests owned by Amkor or any Restricted Subsidiary of Amkor);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

     unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) Amkor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Amkor and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
     (2), (3), (4), (7) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of Amkor for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing on April 1, 2003 to the end of Amkor's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by Amkor since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Amkor (other than Disqualified Stock) (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Amkor), plus

             (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
        (ii) the initial amount of such Restricted Investment, plus

             (d) the amount by which (i) Indebtedness (other than Disqualified Stock) of Amkor or any Restricted Subsidiary issued after the Issue Date is reduced on Amkor's consolidated balance sheet (if prepared in accordance with GAAP as of the date of determination) and (ii) Disqualified Stock
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

        of Amkor issued after the Issue Date (held by any Person other than any Restricted Subsidiary) is reduced (measured with reference to its redemption or repurchase price), in each case, as a result of the conversion or exchange of any such Indebtedness or Disqualified Stock into Equity Interests (other than Disqualified Stock) of Amkor, less, in each case, any cash distributed by Amkor upon such conversion or exchange, plus

             (e) to the extent that any Investment in any Unrestricted Subsidiary that was made after the Issue Date is sold for cash or otherwise liquidated, repaid for cash or such Unrestricted Subsidiary is converted into a Restricted Subsidiary, the lesser of (i) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Amkor or any Restricted Subsidiary from Unrestricted Subsidiaries, and (B) the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, and (ii) the remaining amount of the Investment in such Unrestricted Subsidiary which has not been repaid or converted into cash or assets.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration no Default has occurred and is continuing or would be caused thereby and such payment would have complied with the provisions of the Indenture;

          (2) the making of any payment on or with respect to, or in connection with, the redemption, repurchase, retirement, defeasance or other acquisition of, any Indebtedness of Amkor or any Restricted Subsidiary that is subordinated to the Notes or of any Equity Interests of Amkor or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Amkor) of, Equity Interests (other than Disqualified Stock) of Amkor or any subordinated Indebtedness of Amkor; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
     (3)(b) of the preceding paragraph;

          (3) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase or other acquisition of Indebtedness of Amkor or any Restricted Subsidiary that is subordinated to the Notes with the net cash proceeds from the incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of Amkor to the holders of its common Capital Stock on a pro rata basis;

          (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Amkor or any Restricted Subsidiary of Amkor held by any employee of Amkor or any Restricted Subsidiary pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2 million in any twelve-month period and $10 million in the aggregate;

          (6) the making of any payment on or with respect to, or repurchase, redemption, defeasance or other acquisition or retirement for value of the 5.75% subordinated convertible notes due 2006 or the 5% subordinated convertible notes due 2007 in connection with (i) so long as no Event of Default has occurred and is continuing or would be caused thereby, an optional redemption of such convertible notes on or after the dates such notes become redeemable, or (ii) the honoring by Amkor of any conversion request into Capital Stock (other than Disqualified Stock) by a holder of either such convertible notes or any future convertible notes of Amkor (including the payment by Amkor of any cash in lieu of fractional shares) in accordance with their terms;

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

          (7) that portion of Investments the payment for which consists exclusively of Equity Interests (other than Disqualified Stock) of Amkor;

          (8) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25 million;

          (9) the repurchase of Equity Interests of Amkor that may be deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

          (10) any payments to one or more stockholders of Amkor in connection with settling stockholder obligations for income taxes in respect of tax periods ending prior to the conversion of Amkor from "S" corporation status to "C" corporation status;

          (11) in the case of an Asset Sale, any Asset Sale Offer after Amkor has complied with its obligations to the holders of the Notes under the "Asset Sale" covenant contained in the Indenture; and

          (12) in the case of a Change of Control, any Change of Control Offer to repurchase the senior subordinated notes after Amkor has complied with its obligations to the holders of the Notes under the "Change of Control" covenant contained in the Indenture.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Amkor or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $1 million but less than $5 million shall be evidenced by an Officer's Certificate which shall be delivered to the Trustee. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $5 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     Amkor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Amkor will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Amkor and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt), and Amkor may issue Disqualified Stock, and any Restricted Subsidiary that is a Guarantor may issue preferred stock, if the Consolidated Interest Expense Coverage Ratio for Amkor's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by Amkor and any Restricted Subsidiary of any Permitted Bank Debt; provided that the aggregate principal amount of all Permitted Bank Debt at any one time outstanding shall not exceed $100 million plus 85% of the consolidated accounts receivable of Amkor plus 50% of the consolidated inventory of Amkor;

          (2) the incurrence by Amkor and its Subsidiaries of Existing Indebtedness;

          (3) the incurrence by Amkor and any Guarantor of Indebtedness represented by the Notes, and any Subsidiary Guarantees;

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

          (4) the incurrence by Amkor or any of its Restricted Subsidiaries of
     (a) Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Amkor or such Restricted Subsidiary and (b) Capital Lease Obligations, in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 10% of Amkor's Consolidated Net Assets;

          (5) the incurrence by Amkor or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3),
     (5), (13) or (14) of this paragraph;

          (6) the incurrence by Amkor or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Amkor and any of its Restricted Subsidiaries; provided, however, that:

             (a) if Amkor or any Guarantor is the obligor on such Indebtedness and such Indebtedness is in favor of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Amkor, or the Subsidiary Guarantee, in the case of a Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Amkor or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Amkor or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Amkor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by Amkor or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate, commodity or currency risk in the ordinary course of business for bona fide hedging purposes; provided that the notional principal amount of any such Hedging Obligation with respect to interest rates does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

          (8) the Guarantee by Amkor or any of the Guarantors of Indebtedness of Amkor or a Restricted Subsidiary of Amkor that was permitted to be incurred by another provision of this covenant;

          (9) the incurrence by Amkor's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Amkor that was not permitted by this clause (9);

          (10) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance Guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

          (11) the incurrence of Indebtedness arising from the agreements of Amkor or a Restricted Subsidiary of Amkor providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that:

             (a) such Indebtedness is not reflected as a liability on the balance sheet of Amkor or any Restricted Subsidiary of Amkor; and

             (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by Amkor and its Restricted Subsidiaries in connection with such disposition;

          (12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of Amkor as accrued;

          (13) the incurrence of Indebtedness by Foreign Subsidiaries in an amount not to exceed 10% of the Total Tangible Assets of the Foreign Subsidiaries, taken as a whole; and

          (14) the incurrence by Amkor or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $25 million.

     Indebtedness or preferred stock of any Person that is outstanding at the time such Person becomes a Restricted Subsidiary of Amkor (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with Amkor or a Restricted Subsidiary of Amkor shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of Amkor or is merged with or into or consolidated with Amkor or a Restricted Subsidiary of Amkor, as applicable.

     Amkor will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Amkor unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of Amkor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Amkor solely by virtue of any Liens, Guarantees, maturity of payments or structural seniority.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Amkor will, at its sole discretion, classify or reclassify such item of Indebtedness (or any part thereof) in any manner that complies with this covenant, and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this covenant.

     For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations in support of letters of credit supporting Indebtedness shall not be included to the extent such letters of credit are included in the amount of such Indebtedness.

     Any increase in the amount of any Indebtedness solely by reason of currency fluctuations shall not be considered an incurrence of Indebtedness for purposes of this covenant.

  LIENS

     Amkor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless the Notes are equally and ratably secured with the obligations so secured for as long as such Indebtedness will be so secured.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     Amkor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to Amkor or any of Amkor's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Amkor or any of Amkor's Restricted Subsidiaries;

          (2) make loans or advances to Amkor or any of Amkor's Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Amkor or any of Amkor's Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

          (2) the Indenture and the Notes;

          (3) applicable law;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Amkor or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (5) customary nonassignment provisions in leases, licenses or other contracts entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause
     (3) of the first paragraph of this section;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts dividends, distributions, loans, advances or transfers by such Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) agreements entered into with respect to Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Certain
     Covenants -- Liens" that limit the right of Amkor or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) any Receivables Program; and

          (13) any restriction imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     Amkor may not, directly or indirectly consolidate or merge with or into another Person (whether or not Amkor is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

          (1) either (a) Amkor is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than Amkor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than Amkor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Amkor under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists;

          (4) except in the case of the amalgamation, consolidation or merger of Amkor (a) with or into a Wholly Owned Restricted Subsidiary or (b) with or into any Person solely for the purpose of effecting a change in the state of incorporation of Amkor, Amkor or the Person formed by or surviving any such consolidation or merger (if other than Amkor) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (5) Amkor shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with the Indenture.

     In addition, Amkor may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets by Amkor to any of its Wholly Owned Restricted Subsidiaries.

  TRANSACTIONS WITH AFFILIATES

     Amkor will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction (when viewed together with related Affiliate Transactions, if any) is on terms that are no less favorable to Amkor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Amkor or such Restricted Subsidiary with an unrelated Person; and

          (2) Amkor delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one); and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

provided that (i) Amkor and its Restricted Subsidiaries may enter into Affiliate Transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and may amend, modify and supplement such agreements from time to time, so long as Amkor shall have determined that any such amendment, modification or supplement will not have a material adverse economic effect on Amkor and its Subsidiaries, taken as a whole, and (ii) Amkor and its Restricted Subsidiaries may only enter into transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and amend, modify and supplement such agreements from time to time, in circumstances in which clause (i) is not applicable, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided, further, that in the case of both clauses (i) and (ii), Amkor shall deliver to the Trustee within 30 days of such transaction, amendment, modification or supplement an Officer's Certificate (A) describing the transaction, amendment, modification or supplement approved, (B) in the case of transactions, amendments, modifications and supplements to which clause (i) is applicable, setting forth the determination of Amkor required pursuant to clause (i), and (C) in the case of transactions, amendments, modifications and supplements to which clause (ii) is applicable, attaching a resolution of the Board of Directors certifying that such Affiliate Transaction complies with this covenant.

     The following items shall not be deemed Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraphs:

          (1) any employment agreement or arrangement entered into by Amkor or any of its Restricted Subsidiaries or any employee benefit plan available to employees of Amkor and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of Amkor or such Restricted Subsidiary;

          (2) Affiliate Transactions between or among Amkor and/or its Restricted Subsidiaries;

          (3) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of Amkor and indemnity provided on behalf of officers, directors and employees of Amkor or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors of Amkor;

          (4) Any Affiliate Transactions pursuant to which Amkor makes short-term advances or otherwise makes short-term loans to ASI, which advances or loans are to be repaid by ASI (i) within three months from the date of such advance or loan and (ii) by offsets by Amkor of amounts payable by Amkor to ASI pursuant to the Supply Agreement, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided that the total amount of such advances and loans outstanding at any one time shall not exceed $50 million; and

          (5) Any Restricted Payments that are permitted as described above under the caption "-- Certain Covenants -- Restricted Payments."

     For purposes of this "Transactions With Affiliates" covenant, any transaction or series of related Affiliate Transactions between Amkor or any Restricted Subsidiary and an Affiliate that is approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one to utilize this method of approval) and evidenced by a Board resolution or for which a fairness opinion has been issued shall be deemed to be on terms that are no less favorable to Amkor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Amkor or such Restricted Subsidiary with an unrelated Person and thus shall be permitted under this "Transactions With Affiliates" covenant.

  SALE AND LEASEBACK TRANSACTIONS

     Amkor will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that Amkor or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) Amkor or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction (if the lease is in the nature of an operating lease, otherwise the amount of Indebtedness) under the Consolidated Interest Expense Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";
     and

          (2) the transfer of assets in that sale and leaseback transaction is permitted by, and Amkor applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Offer to Repurchase by Application of Excess Proceeds of Asset Sales."

     The foregoing restriction shall not apply to any sale and leaseback transaction if (i) the transaction is solely between Amkor and any Restricted Subsidiary or between Restricted Subsidiaries or (ii) the sale and leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction.

  NO AMENDMENT TO SUBORDINATION PROVISIONS

     Without the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding, Amkor will not amend, modify or alter the indenture governing the 10.50% senior subordinated notes due 2009 in any way to:

          (1) increase the rate of or change the time for payment of interest on any 10.50% senior subordinated notes due 2009;

          (2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any 10.50% senior subordinated notes due 2009;

          (3) alter the redemption provisions or the price or terms at which Amkor is required to offer to purchase any 10.50% senior subordinated notes due 2009; or

          (4) amend the subordinated provisions of Article 10 contained in the indenture governing the 10.50% senior subordinated notes due 2009.

  SUBSIDIARY GUARANTEES

     If Amkor or any of its Restricted Subsidiaries acquires, creates or capitalizes a Domestic Subsidiary after the date of the Indenture that is a Significant Subsidiary, then that newly acquired, created or capitalized Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an opinion of counsel to the Trustee within 10 business days of the date on which it was acquired or created.

  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Amkor and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "-- Certain

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Covenants -- Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED RESTRICTED SUBSIDIARIES

     Amkor will not, and will not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Amkor to any Person (other than Amkor or a Wholly Owned Restricted Subsidiary of Amkor), unless:

          (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary or immediately following such transfer, conveyance, sale, lease or other disposition, the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary; and

          (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Offer to Repurchase by Application of Excess Proceeds of Asset Sales."

     In addition, Amkor will not permit any Wholly Owned Restricted Subsidiary of Amkor to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Amkor or a Wholly Owned Restricted Subsidiary of Amkor unless immediately following such issuance the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given wire transfer instructions to Amkor, Amkor will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Amkor elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. Amkor may change the Paying Agent or Registrar without prior notice to the holders of the Notes, and Amkor or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Amkor may require a holder to pay any taxes and fees required by law or permitted by the Indenture.

     The registered holder of a Note will be treated as its owner for all purposes.

PAYMENTS FOR CONSENT

     Amkor will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the SEC, so long as any Notes are outstanding, Amkor shall file with the SEC (if permitted) all the reports and other information as it would be required to file with the SEC by Sections 13(a) and 15(d) under the Exchange Act, as if it were subject thereto. Amkor shall supply the Trustee and each holder of the Notes, or shall supply to the Trustee for forwarding to each holder of the Notes, without cost to any such holder, copies of such reports and other information (whether or not so filed).

EVENTS OF DEFAULT AND REMEDIES

     With respect to the Notes, each of the following is an "Event of Default":

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

          (2) default in payment when due of the principal of or premium, if any, on the Notes;

          (3) failure by Amkor or any of its Subsidiaries to make any payment required to be made under the provisions described above under the caption "-- Repurchase at the Option of Holders -- Offer to Repurchase Upon Change of Control" or "-- Repurchase at the Option of Holders -- Offer to Repurchase by Application of Excess Proceeds of Asset Sales;"

          (4) failure by Amkor or any of its Restricted Subsidiaries for 60 days after notice to comply with any covenant, representations, warranty or other agreements in the Indenture is provided to Amkor by the Trustee or the holders of at least 25% in principal amount of then outstanding Notes;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Amkor or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Amkor or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, in an aggregate principal amount of $10 million or more, if that default:

          (a) is caused by a failure to pay principal of such Indebtedness at the Stated Maturity thereof (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to the Stated Maturity thereof;

          (6) failure by Amkor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $10 million (other than amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and

          (7) certain events of bankruptcy or insolvency with respect to Amkor or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Amkor, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     Holders of the Notes may not enforce their respective indentures or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     Amkor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Amkor is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Amkor or any Guarantor, as such, shall have any liability for any obligations of Amkor or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Amkor may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance"), except for:

          (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below;

          (2) Amkor's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and Amkor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, Amkor may, at its option and at any time, elect to have the Obligations of Amkor and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (other than nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) Amkor must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, noncallable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest and Liquidated Damages on the outstanding Notes at the Stated Maturity or on the applicable redemption date, as the case may be, and Amkor must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, Amkor shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Amkor has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, Amkor shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Amkor or any of its Restricted Subsidiaries are parties or by which Amkor or any of its Restricted Subsidiaries are bound;

          (6) Amkor must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) Amkor must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by Amkor with the intent of preferring the holders of the Notes over the other creditors of Amkor with the intent of defeating, hindering, delaying or defrauding creditors of Amkor or others;

          (8) Amkor must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (9) except as otherwise provided in the Indenture, each Guarantor shall have been released from any of its Obligations under its Guarantee of the Notes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to the exceptions specified in the following paragraphs, the Indenture may be amended with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes and any Default or compliance with any provision of the Indenture may be waived with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes.

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder):

          (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the Payment Default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;
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

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (7) waive a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders;" or

          (8) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder of the Notes, Amkor and the Trustee may amend or supplement the Indenture or the Notes to:

          (1) cure any ambiguity, defect or inconsistency;

          (2) provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) provide for the assumption of Amkor's obligations to holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of Amkor's assets;

          (4) make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

          (5) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of Amkor or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Such Trustee will be permitted to engage in other transactions, but if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

AVAILABLE INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380, Attention:
Secretary.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     We and the initial purchasers have entered into the Registration Rights Agreement on or prior to May 8, 2003. Pursuant to the Registration Rights Agreement, we agreed to use commercially reasonable efforts to file with the SEC the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Pursuant to the exchange offer registration statement of which this prospectus is a part, we are offering to the holders of Transfer Restricted Securities pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

     If (1) the exchange offer is not permitted by applicable law or SEC policy or (2) any holder of Notes that are Transfer Restricted Securities notifies us prior to the 20th business day following the consummation of the exchange offer that (a) it is prohibited by law or SEC policy from participating in the exchange offer, (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds Notes acquired directly from us or any of our Affiliates, we will file with the SEC a Shelf Registration Statement to register for public resale the Transfer Restricted Securities held by any such holder who provides us with certain information for inclusion in the Shelf Registration Statement.

     For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Note until:

          (1) the date on which such Note has been exchanged by a Person other than a broker-dealer for an exchange note in the exchange offer;

          (2) following the exchange by a broker-dealer in the exchange offer of a Note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer Registration Statement;

          (3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

          (4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement will provide that:

          (1) we will use commercially reasonable efforts to file an exchange offer Registration Statement with the SEC on or prior to September 6, 2003;

          (2) we will use commercially reasonable efforts to have the exchange offer Registration Statement declared effective by the SEC on or prior to December 5, 2003;

          (3) unless the exchange offer would not be permitted by applicable law or SEC policy, we will:

             (a) commence the exchange offer and

             (b) use commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all Notes tendered prior thereto in the exchange offer; and

          (4) if obligated to file the Shelf Registration Statement, we will use commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 120 days after such obligation arises.

     If:

          (1) we fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

          (2) any of such registration statement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

          (3) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer Registration Statement; or

          (4) the Shelf Registration Statement or the exchange offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then we will pay Liquidated Damages to each holder of the Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, at a rate equal to 0.25% per annum in principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof. The rate of such Liquidated Damages will increase by 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.00% per annum. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.25%, regardless of the Liquidated Damages rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

     All accrued Liquidated Damages will be paid by us on each interest payment date to the holder of the global securities (as defined below) by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities (as defined below) by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Holders of the Notes will be required to make certain representations to us (as described in the Registration Rights Agreements) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. Holders of the Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement.

CONSENT TO JURISDICTION AND SERVICE

     The Indenture will provide that Amkor will irrevocably appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in The City of New York, and submits to such jurisdiction.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. Cross references to subcaptions shall mean the respective subcaption, as appropriate, under the caption "Description of the Notes."

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more, or an agreement, obligation or option to purchase 10% or more, of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of December 30, 1998, between Amkor and ASI, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease conveyance or other disposition of all or substantially all the assets of Amkor and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption
     "-- Repurchase at the Option of Holders -- Offer to Repurchase Upon Change of Control" and/or the provisions described above under the caption
     "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions described above under the caption "-- Repurchase at the Option of Holders -- Offer to Repurchase by Application of Excess Proceeds of Asset Sales");

          (2) with respect to Amkor, the sale of Equity Interests in any of its Subsidiaries;

          (3) with respect to Amkor's Restricted Subsidiaries, the issuance of Equity Interests.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2 million; or (b) results in net proceeds to Amkor and its Restricted Subsidiaries of less than $2 million;

          (2) a transfer of assets between or among Amkor and any Restricted Subsidiary;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to Amkor or to another Wholly Owned Restricted Subsidiary;

          (4) the sale, lease, conveyance or other disposition of any Receivable Program Assets by Amkor or any Restricted Subsidiary in connection with a Receivables Program;

          (5) the sale, lease, conveyance or other disposition of any inventory, receivables or other current assets by Amkor or any of its Restricted Subsidiaries in the ordinary course of business;

          (6)  the granting of a Permitted Lien;

          (7) the licensing by Amkor or any Restricted Subsidiary of intellectual property in the ordinary course of business or on commercially reasonable terms;

          (8) the sale, lease, conveyance or other disposition of obsolete or worn out equipment or equipment no longer useful in Amkor's business; and

          (9) the making or liquidating of any Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction involving an operating lease means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or direct and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the adoption of a plan relating to the liquidation or dissolution of Amkor;

          (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted holder, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of Amkor, measured by voting power rather than number of shares, and such percentage represents more than the aggregate percentage of the Voting Stock of Amkor, measured by voting power rather than number of shares, as to which any Permitted holder is the Beneficial Owner; or

          (3) the first date during any consecutive two-year period on which a majority of the members of the Board of Directors of Amkor are not Continuing Directors.

     For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring Voting Stock of Amkor will be deemed to be a transfer of such portion of Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) decreasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

          (6) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Amkor shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Amkor only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Amkor by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) interest actually paid by Amkor or any Restricted Subsidiary under any Guarantee of Indebtedness of another Person; plus

          (4) the product of all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Amkor (other than Disqualified Stock) or to Amkor or a Restricted Subsidiary of Amkor.

     "Consolidated Interest Expense Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Expense Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Expense Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Expense Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Consolidated Interest Expense Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Consolidated Net Assets" means, with respect to any specified Person as of any date, the total assets of such Person as of such date less (1) the total liabilities of such Person as of such date, (2) the amount of any Disqualified Stock as of such date, and (3) any minority interests reflected on the balance sheet of such Person as of such date.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who:

          (1) was a member of such Board of Directors on the date of the Indenture or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, with respect to Amkor or any Subsidiary, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Amkor to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Amkor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means a Restricted Subsidiary that is (1) formed under the laws of the United States of America or a state or territory thereof or (2) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes; and, in either case, is not owned, directly or indirectly, by an entity that is not described in clause (1) or (2) above.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of Amkor and its Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

     "Foreign Subsidiary" means a Subsidiary of Amkor that is not a Domestic Subsidiary.

     "Foundry Agreement" means that certain Foundry Agreement dated as of January 1, 1998, among Amkor, our predecessor company (Amkor Electronics, Inc.), Amkor Technology Limited (f/k/a C.I.L. Limited), ASI and Anam USA, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor" means any future Domestic Subsidiary of Amkor formed or capitalized after the date of the Indenture that is a Significant Subsidiary and that is required by the terms of the Indenture to execute a Subsidiary Guarantee, in accordance with the provisions of the Indenture, and its successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under:

          (1) swap agreements, cap agreements and collar agreements relating to interest rates, commodities or currencies and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodities or currencies.

     "holder" means the Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) Hedging Obligations,

if and to the extent any of such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person measured as the lesser of the fair market value of the assets of such Person so secured or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. In addition, the amount of any Indebtedness shall also include the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of Amkor, any preferred stock of such Restricted Subsidiary.

     "Intellectual Property Rights Licensing Agreement" means that certain Intellectual Property Rights Licensing Agreement to be entered into by and between Amkor and ASI in connection with the Asset Purchase Agreement, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Amkor or any Restricted Subsidiary of Amkor sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Amkor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Amkor, Amkor shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Issue Date" means the date on which the Notes are initially issued.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, fixed or floating charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof; provided that the term "Lien" shall not include any lease properly classified as an operating lease in accordance with GAAP.

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

          (3) any gain or loss relating to foreign currency translation or exchange; and

          (4) any income or loss related to any discontinued operation.

     "Net Proceeds" means the aggregate cash proceeds received by Amkor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Permitted Bank Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither Amkor nor any of its Restricted Subsidiaries
     (a) provides credit support of any kind (including any obligation that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise, other than in the form of a Lien on the Equity Interests of an Unrestricted Subsidiary held by Amkor or any Restricted Subsidiary in favor of any holder of Non-Recourse Debt of such Unrestricted Subsidiary;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Amkor or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Amkor or any of its Restricted Subsidiaries (other than against the Equity Interests of such Unrestricted Subsidiary, if any).

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Bank Debt" means Indebtedness incurred by Amkor or any Restricted Subsidiary other than a Foreign Subsidiary pursuant to the Credit Facilities, any Receivables Program, or one or more other term loan and/or revolving credit or commercial paper facilities (including any letter of credit subfacilities) entered into with commercial banks and/or financial institutions, and any replacement, extension, renewal, refinancing or refunding thereof.

     "Permitted Business" means the business of Amkor and its Subsidiaries, taken as a whole, operated in a manner consistent with past operations, and any business that is reasonably related thereto or supplements such business or is a reasonable extension thereof.

     "Permitted holder" means James J. Kim and his estate, spouse, siblings, ancestors, heirs and lineal descendants, and spouses of any such Persons, the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the principal beneficiaries or the grantors or any other Person that is controlled by any of the foregoing.

     "Permitted Investments" means:

          (1) any Investment in Amkor or in a Restricted Subsidiary;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by Amkor or any Restricted Subsidiary of Amkor in a Person, if as a result of such Investment or in connection with the transaction pursuant to which such Investment is made:

             (a) such Person becomes a Restricted Subsidiary of Amkor or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Amkor or a Restricted Subsidiary of Amkor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Offer to Repurchase by Application of Excess Proceeds of Asset Sales;"

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Amkor;

          (6) any Investment in connection with Hedging Obligations;

          (7) any Investments received (a) in satisfaction of judgments or (b) as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

          (8) Investments in (a) prepaid expenses and negotiable instruments held for collection, (b) accounts receivable arising in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which Amkor or any Restricted Subsidiary has determined that collection is not likely), and (c) lease, utility and workers' compensation, performance and other similar deposits arising in the ordinary course of business;

          (9) any Strategic Investment; provided that the aggregate amount of all Investments by Amkor and any Restricted Subsidiaries in Strategic Investments shall not exceed $75 million;

          (10) Investments purchased or received in exchange for Permitted Investments existing as of the Issue Date or made thereafter; provided that any additional consideration provided by Amkor or any Restricted Subsidiary in such exchange shall not be permitted pursuant to this clause (10); and provided, further, that such purchased or exchanged Investments shall have a fair market value (as determined by an officer of Amkor unless such fair market value exceeds $25 million in which case, as determined by Amkor's Board of Directors) equal to or exceeding the Permitted Investments exchanged therefor;

provided that, notwithstanding the preceding, any extension of credit or advance by Amkor or any of its Subsidiaries to a customer or supplier of Amkor or its Subsidiaries shall not be a Permitted Investment.

     "Permitted Liens" means:

          (1) Liens on the assets of Amkor and any Restricted Subsidiary securing Permitted Bank Debt that was permitted by the terms of the Indenture to be incurred;

          (2) Liens on the assets of any Foreign Subsidiary securing Indebtedness and other Obligations under Indebtedness of such Foreign Subsidiary that were permitted by the terms of the Indenture to be incurred;

          (3) Liens in favor of Amkor or any Restricted Subsidiary;

          (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Amkor or any Restricted Subsidiary of Amkor; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Amkor or the Restricted Subsidiary;

          (5) Liens on property existing at the time of acquisition thereof by Amkor or any Restricted Subsidiary of Amkor; provided that such Liens were not incurred in contemplation of such acquisition;

          (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (7) Liens to secure Obligations in respect of Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness, including accessions, additions, parts, attachments, improvements, fixtures, leasehold improvements or proceeds, if any, related thereto;

          (8) Liens existing on the date of this Indenture;

          (9) Liens securing Obligations of Amkor and/or any Restricted Subsidiary in respect of any Receivables Program;

          (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (11) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, Liens for master's and crew's wages and other similar Liens, in each case that are incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereto;

          (12) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance and other types of social security;

          (13) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (4), (5), (7) and (8) of this definition; provided that such Liens do not extend to any other property of Amkor or any Restricted Subsidiary of Amkor and the principal amount of the Indebtedness secured by such Lien is not increased;

          (14) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (15) Liens securing obligations of Amkor under Hedging Obligations permitted to be incurred under clause (7) of the second paragraph of "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or any collateral for the Indebtedness to which such Hedging Obligations relate;

          (16) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

          (17) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (18) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

          (19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (20) Liens securing other Indebtedness not exceeding $10 million at any time outstanding;

          (21) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to any other property of Amkor or any Restricted Subsidiary of Amkor and the principal amount of the Indebtedness secured by such Lien is not increased; and

          (22) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Amkor or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Amkor or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest or premium (including any make-whole premium), if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
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

     provided that if the original maturity date of such Indebtedness is after the Stated Maturity of the Notes, then such Permitted Refinancing Indebtedness shall have a maturity at least 180 days after the Notes;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by Amkor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Qualified Proceeds" means any of the following or any combination of the following:

          (1) any Cash Equivalents;

          (2) any liabilities (as would be shown on Amkor's or such Restricted Subsidiary's balance sheet if prepared in accordance with GAAP on the date of the corresponding Asset Sale) of Amkor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases or indemnifies Amkor or such Restricted Subsidiary from further liability;

          (3) any securities, notes or other obligations received by Amkor or any such Restricted Subsidiary from such transferee that are converted by Amkor or such Restricted Subsidiary into cash within 90 days after such Asset Sale (to the extent of the cash received in that conversion);

          (4) long-term assets that are used or useful in a Permitted Business; and

          (5) all or substantially all of the assets of, or a majority of the Voting Stock of, any Permitted Business;

provided, however, that in the case of clauses (4) and (5) above, the Asset Sale transaction shall be with a non-Affiliate and the amount of long-term assets or Voting Stock received in the Asset Sale transaction shall not exceed 10% of the consideration received.

     "Receivables Program" means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

     "Receivables Program Assets" means all of the following property and interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired:

          (1) accounts;

          (2) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance);

          (3) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom;

          (4) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods);

          (5) all reserves and credit balances with respect to any such accounts receivable or account debtors;

          (6) all letters of credit, security or Guarantees of any of the foregoing;

          (7) all insurance policies or reports relating to any of the foregoing;

          (8) all collection or deposit accounts relating to any of the foregoing;

          (9) all books and records relating to any of the foregoing;

          (10) all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing; and

          (11) all proceeds of any of the foregoing.

     "Receivables Program Debt" means, with respect to any Person, the unreturned portion of the amount funded by the investors under a Receivables Program of such Person.

     "Registration Rights Agreement" means the Registration Rights Agreement by and among us and the initial purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the SEC, as such Regulation is in effect on the date hereof assuming that Amkor were the "registrant" for purposes of such definition; provided that in no event shall a "Significant Subsidiary" include (i) any direct or indirect Subsidiary of Amkor created for the primary purpose of facilitating one or more Receivables Programs or holding or purchasing inventory, (ii) any non-operating Subsidiary which does not have any liabilities to Persons other than Amkor or its Subsidiaries, or (iii) any Unrestricted Subsidiary.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Strategic Investment" means any Investment in any Person (other than an Unrestricted Subsidiary) whose primary business is related, ancillary or complementary to a Permitted Business, and such Investment is determined in good faith by the Board of Directors (or senior officers of Amkor to whom the Board of Directors has duly delegated the authority to make such a determination), whose determination shall be conclusive and evidenced by a resolution, to promote or significantly benefit the businesses of Amkor and its Restricted Subsidiaries on the date of such Investment; provided that, with respect to any Strategic Investment or series of related Strategic Investments involving aggregate consideration in excess of $10 million, Amkor shall deliver to the Trustee a resolution of the Board of Directors of Amkor set forth in an Officer's Certificate certifying that such Investment qualifies as a Strategic Investment pursuant to this definition.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means a Guarantee endorsed on the Notes by a Guarantor.

     "Supply Agreement" means that certain Packaging & Test Services Agreement dated as of January 1, 1998, among Amkor, our predecessor company (Amkor Electronics, Inc.), Amkor Technology Limited (f/k/a C.I.L. Limited), ASI and Anam USA, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "Total Tangible Assets of the Foreign Subsidiaries" means, as of any date, the total assets of the Foreign Subsidiaries of Amkor as of such date less the amount of the intangible assets of the Foreign Subsidiaries of Amkor as of such date.

     "Transition Services Agreement" means that certain Transition Services Agreement entered into by and between Amkor and ASI in connection with the Asset Purchase Agreement, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "Unrestricted Subsidiary" means any Subsidiary of Amkor that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is a Person with respect to which neither Amkor nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Amkor or any of its Restricted Subsidiaries; and

          (4) has at least one director on its Board of Directors that is not a director or executive officer of Amkor or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Amkor or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of Amkor as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted under "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Amkor as of such date and, if such Indebtedness is not permitted to be incurred as of such date under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," Amkor shall be in default of such covenant. The Board of Directors of Amkor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Amkor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.
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

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or similar shares required by law to be held by third parties) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

ADDITIONAL TERMS OF THE EXCHANGE NOTES

     The terms of the exchange notes will be identical in all material respects to those of the original notes except that the exchange notes:

     - will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the original notes and

     - will not be entitled to certain registration rights under the Registration Rights Agreement, including the provision for Liquidated Damages of up to 1.00% per annum on the original notes.

     Holders of original notes should review the information set forth under "Risk Factors" and "The Exchange Offer -- Consequences of Failure to Exchange."

                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL SECURITIES

     The original notes are, and the exchange notes will be, issued in the form of one or more global certificates, known as "global securities." The global securities will be deposited on the date of the acceptance for exchange of the original notes and the issuance of the exchange notes with, or behalf of, DTC and registered in the name of Cede & Co., as DTC's nominee.

     Exchange notes that are issued as described below under "Issuance of Certificated Securities" will be issued in the form of registered definitive certificates, known as "certificated securities." Upon the transfer of certificated securities, such certificated securities may, unless the global securities have previously been exchanged for certificated securities, be exchanged for an interest in the global securities representing the principal amount of exchange notes being transferred.

     Persons holding interests in the global securities may hold their interests directly through DTC or indirectly through organizations that are participants in DTC.

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we, the trustee, nor any paying agent or registrar takes any responsibility for these operations or procedures, and holders of securities are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a "banking organization" within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System,
(4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     Ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

     The laws of some jurisdictions may require that some types of purchasers of exchange notes take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in exchange notes represented by a global security to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

     So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or the global security.

     We understand that under existing industry practice, in the event that we request any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of securities by, DTC, or for maintaining, supervising or reviewing any records of DTC relating to the exchange notes.

     Payments with respect to the principal of, and premium, if any, and interest on, any exchange notes represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security representing the exchange notes under the indenture. Under the terms of the indenture, we may treat, and the trustee may treat, the persons in whose names the exchange notes, including the global securities, are registered as the owners of the exchange notes for the purpose of receiving payment on the exchange notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global security, including principal, premium, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in the global securities will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of the sale of an interest in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or

Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

ISSUANCE OF CERTIFICATED SECURITIES

     If (1) we notify the trustee in writing that DTC, Euroclear or Clearstream is no longer willing or able to act as a depositary or clearing system for the exchange notes or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary or clearing system is not appointed within 90 days of this notice or cessation, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange notes in definitive form under the indenture, or (3) upon the occurrence and continuation of an event of default under the indenture with respect to any series of exchange notes, then, upon surrender by DTC of the global securities, certificated securities will be issued to each person that DTC identifies as the beneficial owner of the exchange notes represented by the global securities. Upon any such issuance, the trustee is required to register the certificated securities in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

     Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related exchange notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material United States federal income tax consequences relating to the exchange of original notes for exchange notes in the exchange offer and the ownership and disposition of the exchange notes. This discussion is based on, as of the date hereof, the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated or proposed thereunder, judicial decisions and current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, all of which are subject to change either prospectively or retroactively, or are subject to different interpretations. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service as to any United States federal income tax consequences discussed below and there can be no assurances that the Internal Revenue Service will not take contrary positions.

     This discussion is limited to U.S. and Non-U.S. Holders who exchange original notes for exchange notes pursuant to the exchange offer and who hold the exchange notes as capital assets. This discussion does not deal with all aspects of United States federal income taxation that might be relevant to holders in light of their particular circumstances, nor does it address the tax consequences to holders subject to special treatment under the United States federal income tax laws, such as:

     - certain financial institutions;

     - insurance companies;

     - tax-exempt organizations;

     - dealers in securities or foreign currencies;

     - persons who hold the exchange notes as part of a hedge, conversion transaction, straddle or other integrated transaction;

     - U.S. Holders whose functional currency is not the United States dollar;

     - partnerships or other entities classified as partnerships for United States federal income tax purposes;

     - certain former citizens or residents of the United States; and

     - persons subject to the alternative minimum tax.

     This discussion does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF THE EXCHANGE NOTES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, the income of which is subject to United States federal income taxation regardless of its source;

     - a trust that either (1) is subject to the supervision of a court within the United States and has one or more United States persons with authority to control all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

     - not otherwise a U.S. Holder but whose income from a note is effectively connected with the holder's conduct of a trade or business in the United States.

     As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder for United States federal income tax purposes.

THE EXCHANGE OFFER

     An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Consequently, U.S. Holders and Non-U.S. Holders will not recognize any taxable gain or loss as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will include the holding period of the original notes, and the tax basis in the exchange notes will be the same as the basis in the original notes immediately before the exchange.

TAX CONSEQUENCES TO U.S. HOLDERS

  TREATMENT OF INTEREST

     Interest on an exchange note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for United States federal income tax purposes.

 SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES

     In general, upon the sale, exchange, retirement or other taxable disposition of an exchange note, a U.S. Holder will recognize taxable gain or loss equal to the difference between:

          (1) the amount of cash and the fair market value of other property received in the sale, exchange, retirement or other taxable disposition (less any amount attributable to accrued but unpaid interest on the exchange note not previously included in gross income by the U.S. Holder, which will be taxable as such); and

          (2) the U.S. Holder's adjusted tax basis in such exchange note.

     Gain or loss recognized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of an exchange note generally will be capital gain or loss. The gain or loss will be long-term capital gain or loss, if the exchange note has been held for more than 12 months. The deductibility of capital losses is subject to certain limitations.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information returns will be filed with the Internal Revenue Service in connection with payments on the exchange notes and the proceeds from a sale or other disposition of the exchange notes. A U.S. Holder will not be subject to a 28% backup withholding tax on these payments if the U.S. Holder provides its taxpayer identification number to the paying agent and complies with certain certification procedures or is otherwise exempt from backup withholding. The amount of any backup withholding withheld from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's United States federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

  TREATMENT OF INTEREST

     Subject to the discussion below concerning backup withholding, payments of interest on the exchange notes to any Non-U.S. Holder will not be subject to United States federal income tax, or 30% withholding, provided that:

          (1) the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States;

          (2) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

          (3) the Non-U.S. Holder is not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us through stock ownership; and

          (4) either (A) the beneficial owner of an exchange note certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that the Non-U.S. Holder is not a United States person or (B) the Non-U.S. Holder holds its exchange note through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury Regulations.

 SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES

     Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of an exchange note will not be subject to United States federal income tax on any gain realized on the sale, exchange, retirement or other taxable disposition of an exchange note unless (1) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met or (2) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information returns will be filed with the Internal Revenue Service in connection with payments on the exchange notes and the proceeds from a sale, exchange, retirement or other taxable disposition of the exchange notes. In order to avoid information reporting and backup withholding tax requirements, a Non-U.S. Holder of an exchange note may have to comply with certification procedures to establish that the Non-U.S. Holder is not a United States person. The certification procedures required to claim the portfolio interest exemption described under the heading "Treatment of Interest" generally will satisfy the certification requirements necessary to avoid the 28% backup withholding tax as well. The amount of any backup withholding tax withheld from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act if:

     - you acquire exchange notes in the ordinary course of your business, and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange notes.

     We believe that you may not transfer exchange notes issued in the exchange offer without further compliance with such requirements or an exemption from such requirements if you are:

     - our affiliate within the meaning of Rule 405 under the Securities Act, or

     - a broker-dealer that acquired original notes as a result of market-making or other trading activities.

     The information described above concerning interpretations of and positions taken by the SEC staff is not intended to constitute legal advice. Broker-dealers should consult their own legal advisors with respect to these matters.

     If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Procedures for Tendering" and "-- Your Representations to Us" of this prospectus and in the letter of transmittal. In addition, if a broker-dealer receives exchange notes for its own account in exchange for original notes that were acquired by it as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such exchange notes. A broker-dealer may use this prospectus, as we may amend or supplement it, in connection with these resales. We have agreed that, for a period of 180 days after the closing date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

     - in the over-the-counter market,

     - in negotiated transactions,

     - through the writing of options on the exchange notes, or

     - a combination of such methods of resale.

     The prices at which these sales occur may be:

     - at market prices prevailing at the time of resale,

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an underwriter within the meaning of the Securities Act. Any profit on any resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the exchange notes being offered hereby will be passed upon for Amkor Technology, Inc. by Perkins Coie LLP, Menlo Park, California.

                                    EXPERTS

     The audited consolidated financial statements of Amkor Technology, Inc. and its subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated in this Prospectus by reference to the annual report on Form 10-K/A have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report with respect thereto. PricewaterhouseCoopers LLP did not audit the financial statements of Amkor Technology Philippines, Inc. (formerly Amkor Technology (P1/P2), Inc., which subsequently merged with Amkor Technology Philippines (P3/P4), Inc. and Anam/Amkor Precision Machine Company (Philippines), Inc. with Amkor Technology (P1/P2), Inc. as the surviving entity), a wholly owned subsidiary, referred to as ATP, which financial statements reflect total assets of 14% and 17% and operating expenses of 14%, 18% and 17% of the related consolidated totals as of December 31, 2002 and 2001 and for the each of the three years in the period ended December 31, 2002. The financial statements of ATP for 2002 were audited by SyCip Gorres Velayo & Co., a member practice of Ernst & Young Global, whose report thereon dated January 15, 2003 has been furnished to PricewaterhouseCoopers LLP. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

     The combined financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 were audited by Andersen Worldwide (through its then Philippine member firm, SyCip Gorres Velayo & Co.), who prior to cessation of its operations in August 2002 had expressed an unqualified opinion on those financial statements in its report dated March 19, 2002.

     With the cessation of its operations, Andersen Worldwide can no longer consent to the use of its audit report in, or participate in the preparation of, the registration statement of which this prospectus is a part. Accordingly, your ability to seek damages from Andersen Worldwide in connection with the exchange offer will be limited.

           ---------------------------------------------------------
           ---------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMKOR TECHNOLOGY, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMKOR TECHNOLOGY, INC. SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Forward-Looking Information.............    1
Where You Can Find More Information.....    1
Prospectus Summary......................    3
Amkor Technology........................    3
Summary of the Exchange Offer...........    4
The Exchange Agent......................    7
The Exchange Notes......................    7
Risk Factors............................    9
Private Placement.......................   11
Use of Proceeds.........................   12
Ratio of Earnings to Fixed Charges......   12
Capitalization..........................   13
The Exchange Offer......................   14
Description of the Notes................   22
Book-Entry; Delivery and Form...........   56
United States Federal Income Tax
  Considerations........................   58
Plan of Distribution....................   61
Legal Matters...........................   62
Experts.................................   62

           ---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------
                             AMKOR TECHNOLOGY, INC.
                             ---------------------
                             OFFER TO EXCHANGE ITS
                          7.75% SENIOR NOTES DUE 2013
                      THAT HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
                       FOR ANY AND ALL OF ITS OUTSTANDING
                          7.75% SENIOR NOTES DUE 2013
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                            EXEMPT FROM REGISTRATION
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                          , 2003

           ---------------------------------------------------------
           ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Our Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. Our Bylaws provide for the indemnification of officers, directors and third parties acting on behalf of Amkor if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Amkor, and with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful. We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. Our certificate of incorporation also provides that we shall pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us thereunder in respect of any occurrence or matter arising before any such repeal or modification.

     The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     - any breach of the director's duty of loyalty to the corporation or its stockholders,

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - payments of unlawful dividends or unlawful stock repurchases or redemptions, or

     - any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law as amended from time to time, for liability

     - for any breach of the director's duty of loyalty to us or our stockholders,

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or

     - for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, before such amendment or repeal.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     Reference is made to the Exhibit Index on page E-1.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Pennsylvania, on the 9th day of July, 2003.

                                          AMKOR TECHNOLOGY, INC.

                                          By:       /s/ JAMES J. KIM
                                            ------------------------------------
                                            Name: James J. Kim
                                            Title:  Chairman and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James J. Kim and Kenneth T. Joyce and each of them, his true and lawful attorneys in fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b), and any and all additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on July 9, 2003.

                          SIGNATURE                                                TITLE
                          ---------                                                -----

                      /s/ JAMES J. KIM                              Chairman and Chief Executive Officer
 ----------------------------------------------------------            (Principal Executive Officer)
                        James J. Kim


                     /s/ JOHN N. BORUCH                                    President and Director
 ----------------------------------------------------------
                       John N. Boruch


                    /s/ KENNETH T. JOYCE                        Chief Financial Officer (Principal Financial
 ----------------------------------------------------------               and Accounting Officer)
                      Kenneth T. Joyce


                  /s/ WINSTON J. CHURCHILL                                        Director
 ----------------------------------------------------------
                    Winston J. Churchill


                    /s/ THOMAS D. GEORGE                                          Director
 ----------------------------------------------------------
                      Thomas D. George


                   /s/ GREGORY K. HINCKLEY                                        Director
 ----------------------------------------------------------
                     Gregory K. Hinckley

                          SIGNATURE                                                TITLE
                          ---------                                                -----


                      /s/ JOHN B. NEFF                                            Director
 ----------------------------------------------------------
                        John B. Neff


                      /s/ JUERGEN KNORR                                           Director
 ----------------------------------------------------------
                        Juergen Knorr


                      /s/ JAMES W. ZUG                                            Director
 ----------------------------------------------------------
                        James W. Zug

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.1     Purchase Agreement, dated May 1, 2003, related to $425
          million 7.75% Senior Notes due 2013 (incorporated by
          reference from Amkor's quarterly report on Form 10-Q for the quarter ended March 31, 2003).
  4.1     Indenture, dated as of May 8, 2003, between Amkor
          Technology, Inc. and U.S. Bank National Association
          (incorporated by reference from Amkor's quarterly report on
          Form 10-Q for the quarter ended March 31, 2003).
  4.2     Registration Rights Agreement, dated as of May 8, 2003,
          between Amkor Technology, Inc. and Citigroup Global Markets
          Inc., Deutsche Bank Securities, Inc. and J.P. Morgan
          Securities, Inc.
  4.3     Form of 7.75% Exchange Note due 2013
  5.1     Opinion of Perkins Coie LLP as to legality of the Exchange
          Notes issued by Amkor Technology, Inc.
  8.1     Opinion of Perkins Coie LLP, special tax counsel, as to
          certain federal income tax matters
 12.1     Computation of ratio of earnings to fixed charges
          (incorporated by reference from Amkor's quarterly report on
          Form 10-Q for the quarter ended March 31, 2003).
 23.1     Consent of PricewaterhouseCoopers LLP
 23.2     Consent of SyCip Gorres Velayo & Co., a member practice of
          Ernst & Young Global
 23.3     Consent of SyCip Gorres Velayo & Co., a member firm of
          Arthur Andersen(1)
 23.4     Consent of Samil Accounting Corporation
 23.5     Consent of Perkins Coie LLP (included in Exhibit 5.1 and
          Exhibit 8.1)
 24.1     Power of Attorney (contained on the signature page hereto)
 25.1     Form T-1 Statement of Eligibility of U.S. Bank National
          Association to act as trustee under the Indenture
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery
 99.3     Form of Letter to DTC Participants
 99.4     Form of Letter to Clients

     All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

(1) The financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc., consolidated subsidiaries of the Registrant, for each of the two years in the period ended December 31, 2002, have been audited by the independent public accountants SyCip Gorres Velayo & Co., a member firm of Arthur Andersen, (referred to herein as Arthur Worldwide). However, the Registrant has been unable to obtain the written consent of Arthur Worldwide with respect to the incorporation by reference of such financial statements in this Registration Statements on Form S-4 (the "Registration Statement"). Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance on Rule 437a under the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Worldwide under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of the Registrant for the aforementioned financial statements, which are incorporated by reference in the Registration Statement.

                                       E-1